Exhibit 99.1

PARTY CITY REPORTS THIRD QUARTER 2022 RESULTS

AND UPDATES 2022 BUSINESS OUTLOOK

Total Net Sales of $502.2 million down 1.6% versus last year; Comparable Sales decreased 3.2% versus prior year and increased 11.2% versus 2019

October Retail sales of $390.5 million; Comparable Sales approximately flat versus 2021

WOODCLIFF LAKE, N.J.- November 8, 2022 - Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter ended September 30, 2022.

Brad Weston, Chief Executive Officer, stated, “We delivered third quarter results that were broadly in line with our expectations against a macro backdrop that has our core customer facing significant inflationary pressures. Despite the transitory cost headwinds that continue to pressure our bottom line, our transformation work is driving improved results versus the pre-pandemic period as we make progress against our product, inventory management, supply chain, and IT systems and infrastructure initiatives.”

Mr. Weston added, “While our overall enterprise-wide Halloween sales results were up year over year, they came in at the lower end of our expectations as macro pressures impacted customers’ ability and willingness to increase spend on Halloween celebrations. Looking ahead, we anticipate the current macro backdrop to persist and are taking action to best position the business in this environment and for the longer term. We will continue on the path of progressing our transformation strategy but will be addressing structural cost opportunities and increasing operating efficiencies given the challenging environment. We are focused on $30 million of savings, with work already underway to deliver this target in 2023, including a corporate workforce reduction of 19% through a combination of position eliminations and not backfilling a significant number of open positions. We regret the impact on our employees who are affected. Importantly, our execution of these initiatives is deliberate and thoughtful to ensure we make progress toward our profitability targets without compromising our long-term growth potential."

Third Quarter Summary:

•
Total net sales were $502.2 million, a decrease of 1.6% compared to the third quarter 2021 primarily driven by the cycling of strong sales performance from 2021, in addition to the continued impact of inflationary pressures on customer demand.
•
Total retail sales decreased 1.0% versus third quarter 2021 primarily driven by lower sales of core product in everyday categories and the lapping of strong prior year retail results as well as the impact on demand from the current inflationary environment; partially offset by solid performance in seasonal categories.
•
The total number of corporate Party City stores was 761 as of September 30, 2022 compared to 754 in the prior year period.
•
Brand comparable sales decreased 3.2% in the 13 weeks ended October 1, 2022 versus the 13 weeks ended October 2, 2021, and increased 11.2% versus the 13 weeks ended September 28, 2019.
•
Net third-party wholesale sales decreased 3.6% compared to the third quarter of 2021 principally due to a reduction in demand at Anagram, the company’s balloon manufacturing division, as a result of a helium shortage at certain retailers.
•
Total gross profit margin decreased 440 basis points to 31.6% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin decreased approximately 420 basis points to 32.0% of net sales (“Adjusted total gross profit margin”).a The decrease in both cases was primarily driven by higher input costs from supply chain, raw materials, sourced merchandise, helium and labor.
•
Selling, general and administrative expenses totaled $179.0 million or $15.4 million higher than the third quarter of 2021, or 35.6% of net sales. Excluding certain items not indicative of core operating performance, expenses totaled $173.9 million*, or 34.6% of net sales (“Adjusted selling, general and administrative expenses”), a 370-basis point increase versus prior-year period. The increase in both cases was due to higher store labor and technology costs.
•
Interest expense was $26.9 million during the third quarter of 2022, compared to $23.9 million during the third quarter of 2021. The increase is driven by higher amounts of net debt outstanding and higher interest rates versus prior-year period.
•
Reported GAAP net loss was $373.0 million, or $3.29 per diluted share, which includes the reversal of a $174 million tax benefit recorded in the 2nd quarter due to timing and a pre-tax Goodwill impairment charge of $133 million.
•
Adjusted net loss (“adjusted net income (loss)”) was $157.2 million*, or an Adjusted net loss per diluted share (“Adjusted net income (loss) per diluted share”) of $1.39*, compared to Adjusted Net Income of $2.9 million*, or Adjusted net income per diluted share of $0.02*, in the third quarter of 2021.
•
Adjusted EBITDA was $2.4 million*, a decrease of $40 million versus $42.4 million* during the third quarter of 2021.

* - Denotes non-GAAP measure. See “Non-GAAP Information” below and Appendix A for the reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Fiscal October 2022 Update:

For fiscal October 2022 (for the Company’s retail segment, fiscal October 2022 consisted of the five-week period ended November 5, 2022), the Company reported total revenue of $419.4 million, or 1.1% above the same period of last year. Total Retail revenue increased approximately 3.9%. Brand comparable sales were approximately flat, at down -0.1%, driven by strength in Halloween sales, offset by a decline in core non-seasonal categories. During the month of October 2022, the Company operated 761 total Party City locations vs 754 in the prior year period, and 149 temporary Halloween City stores, compared to 90 in 2021.

Balance Sheet and Cash Flow Highlights:

As of the end of the third quarter 2022, the Company had total liquidity of $121.5 million consisting of the following:

	Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
(in Thousands)	September 30, 2022
Cash	$27,834	$1,976	$29,810
ABL Availability:
Borrowing Base	562,111	14,427	576,538
Less: Letters of Credit Outstanding	39,820	—	39,820
Less: Borrowings under the ABL Facility	444,990	—	444,990
Total ABL Availability	77,301	14,427	91,728
Total Liquidity	$105,135	$16,403	$121,538

The weighted average interest rate for Borrowings under the ABL Facility was 4.76% at September 30, 2022.

The following table reflects both principal amounts as well as net carrying amounts of debt across the Company’s debt instruments:

		Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
	September 30, 2022
(in Thousands)	Principal Amount	Net Carrying Amount	Net Carrying Amount	Net Carrying Amount
Loans and notes payable*	446,140	442,855	—	442,855
8.75% Senior Secured First Lien Notes – due 2026	750,000	735,588	—	735,588
6.125% Senior Notes – due 2023	22,924	22,876	—	22,876
6.625% Senior Notes – due 2026	92,254	91,699	—	91,699
First Lien Party City Notes – due 2025	161,669	188,920	—	188,920
First Lien Anagram Notes – due 2025	118,699	—	147,987	147,987
Second Lien Anagram Notes – due 2026	93,613	—	142,779	142,779
Finance lease obligations	11,724	11,724	—	11,724
Total debt	1,697,023	1,493,662	290,766	1,784,428
Less: Cash	(29,810)	(27,834)	(1,976)	(29,810)
Total debt net of cash	$1,667,213	$1,465,828	$288,790	$1,754,618

*Balance consists of ABL Facility.

Net cash used in operating activities in the first nine months of 2022 was $286.4 million, compared to net cash used in operating activities of $73.6 million in the prior year period. The increase in cash used in operating activities is primarily attributable to increased inventory purchases due to timing of product receipts and higher costs due to freight and raw materials inflation, partially offset by timing of payments related to accounts payable and accrued expenses and lower lease payments as the prior year reflected payment of COVID deferrals.

2022 Outlook:

The Company is providing the following updated outlook for full year 2022, which takes into account third quarter results that were broadly in line with our expectations, October results, including Halloween performance, which while positive, were at the lower end of our expectations, and factors in our belief that inflationary headwinds will continue to persist through the balance of the year:

•
Net sales of $2.140 billion to $2.190 billion or a change of approximately -1% to 1% versus 2021
•
Brand comp sales decrease of approximately -3% to -1%
•
GAAP net loss of approximately $199 million to $184 million
•
Adjusted EBITDA of approximately $130 million* to $150 million*
•
80 to 85 new Next Generation stores, with a combination of new openings and remodels
•
Capital Expenditures of approximately $90 to $100 million or $60 to $70 million net of tenant improvement allowances

* - Denotes non-GAAP measure. See “Non-GAAP Information” below and Appendix A for the reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Conference Call Information

A conference call to discuss the third quarter 2022 financial results is scheduled for today, November 8, 2022, at 8:30 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 844-200-6205, access code 255473 (international callers please dial 929-526-1599) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted Total Gross Profit Margin, Adjusted Selling, General and Administrative Expenses, Adjusted EBITDA, Adjusted Net Income/Loss and Adjusted Net Income/Loss Per Diluted Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release.

In addition, we also provide debt principal net of cash, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance.

In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Party City’s expectations regarding net sales, Brand Comparable or Same-Store Sales, net income, Adjusted EBITDA and the related adjustments, and capital expenditures. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; successful implementation of our store growth strategy; decreases in our Halloween sales; product recalls or product liability; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending, including inflationary pressures; the continuing impact of COVID-19 on our global supply chain, retail store operations and customer demand; labor and material shortages and investments; disruptions to our supply chain, transportation system or increases in transportation costs; the impact of inflation on consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes, and ability to manage supply chain constraints, increased costs and inflationary pressures; changes to our information technology infrastructure; general political, economic and market conditions and events, including recession, war, conflict or acts of terrorism; the impact of tariffs and our ability to mitigate impacts; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is a leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. With hundreds of retail stores filled with thousands of products across the United States, we make it easy for our customers to find the perfect party solution through our assortment of party products, balloons, and costumes for their celebration aided by the support of our party experts both in-store and online. Our retail operations include approximately 825 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites which offer rapid, contactless, and same day shipping options (including in-store and at curbside), principally through the domain name PartyCity.com. In addition to our retail operations, we are also one of the largest global designers, manufacturers and distributors of decorated consumer party products, with items found in retail outlets worldwide, including independent party supply stores, mass merchants, grocery retailers, e-commerce merchandisers and dollar stores. We combine state-of-the-art manufacturing and sourcing operations, sophisticated wholesale operations and multi-channel retail and e-commerce retail operations to design, manufacture, source and distribute party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	September 30, 2022	December 31, 2021	September 30, 2021
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,810	$47,914	$60,740
Accounts receivable, net	106,052	93,301	100,946
Inventories, net	745,697	443,295	520,046
Prepaid expenses and other current assets	59,248	57,656	85,004
Income tax receivable	1,109	56,317	56,361
Total current assets	941,916	698,483	823,097
Property, plant and equipment, net	251,318	221,870	213,959
Operating lease asset	713,434	693,875	700,668
Goodwill	530,643	664,296	662,163
Trade names	383,749	383,737	383,733
Other intangible assets, net	19,524	23,687	25,821
Other assets, net	28,664	25,952	27,385
Total assets	$2,869,248	$2,711,900	$2,836,826
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Loans and notes payable	$442,855	$84,181	$187,084
Accounts payable	208,416	161,736	167,445
Accrued expenses	175,275	195,531	178,155
Current portion of operating lease liability	100,274	116,437	131,653
Income taxes payable	1,006	10,801	—
Current portion of long-term obligations	23,388	1,373	1,297
Total current liabilities	951,214	570,059	665,634
Long-term obligations, excluding current portion	1,318,185	1,351,189	1,350,886
Long-term portion of operating lease liability	699,933	655,875	639,560
Deferred income tax liabilities, net	31,486	29,195	43,537
Other long-term liabilities	22,142	22,868	34,718
Total liabilities	3,022,960	2,629,186	2,734,335
Commitments and contingencies
Stockholders’ equity:
Common stock (113,316,286, 112,170,944 and 112,194,330 shares outstanding and 126,050,880, 124,157,500 and 123,816,514 shares issued at September 30, 2022, December 31, 2021, and September 30, 2021, respectively)	1,384	1,384	1,384
Additional paid-in capital	988,197	982,307	980,399
Accumulated deficit	(809,693)	(571,985)	(552,445)
Accumulated other comprehensive income	790	3,541	3,128
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	180,678	415,247	432,466
Less: Common stock held in treasury, at cost (12,734,594, 11,986,556 and 11,622,184 shares at September 30, 2022, December 31, 2021, and September 30, 2021, respectively)	(334,390)	(332,533)	(329,975)
Total Party City Holdco Inc. stockholders’ (deficit) equity	(153,712)	82,714	102,491
Total stockholders’ (deficit) equity	(153,712)	82,714	102,491
Total liabilities and stockholders’ (deficit) equity	$2,869,248	$2,711,900	$2,836,826

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$502,191	$510,199	$1,462,616	$1,472,752
Cost of sales	343,743	326,501	988,188	919,596
Gross profit	158,448	183,698	474,428	553,156
Selling, general and administrative expenses**	178,976	163,644	504,342	468,001
Loss on disposal of assets in international operations	—	—	—	3,211
Goodwill impairment	133,000	—	133,000	—
(Loss) Income from operations	(153,528)	20,054	(162,914)	81,944
Interest expense, net	26,926	23,899	74,505	64,229
Other (income), net	(2,333)	(1,444)	(4,336)	(2,317)
(Loss) income before income taxes	(178,121)	(2,401)	(233,083)	20,032
Income tax expense	194,871	388	4,625	7,128
Net (loss) income	(372,992)	(2,789)	(237,708)	12,904
Less: Net income attributable to noncontrolling interests	—	—	—	(54)
Net (loss) income attributable to common shareholders of Party City Holdco Inc.	$(372,992)	$(2,789)	$(237,708)	$12,958
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc. – Basic	$(3.29)	$(0.02)	$(2.11)	$0.12
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc. – Diluted	$(3.29)	$(0.02)	$(2.11)	$0.11
Weighted-average number of common shares – Basic	113,214,670	112,037,224	112,751,523	111,431,623
Weighted-average number of common shares – Diluted	113,214,670	112,037,224	112,751,523	115,822,121
Dividends declared per share	$—	$—	$—	$—
Comprehensive (loss) income	$(375,343)	$(5,753)	$(240,453)	$45,989
Less: Comprehensive (loss) attributable to noncontrolling interests	—	(24)	—	(54)
Comprehensive (loss) income attributable to common shareholders of Party City Holdco Inc.	$(375,343)	$(5,729)	$(240,453)	$46,043

** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year. 2022 amounts include long-lived asset impairment charges.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows (used in) operating activities:
Net (loss) income	$(237,708)	$12,904
Adjustments to reconcile net (loss) income to net cash (used in) operating activities:
Depreciation and amortization expense	46,812	50,293
Amortization of deferred financing costs and original issuance discounts	3,969	3,257
Provision for doubtful accounts	282	1,610
Deferred income tax expense	2,288	9,116
Change in operating lease liability/asset	1,729	(58,875)
Undistributed income in equity method investments	(2,354)	(820)
Loss on disposal of assets	201	2,796
Loss on disposal of assets in international operations	—	3,211
Long-lived assets impairment	10,408	—
Goodwill impairment	133,000	—
Stock-based compensation**	5,884	4,830
Gain on debt refinancing	—	(1,105)
Changes in operating assets and liabilities:
Increase in accounts receivable	(13,250)	(17,339)
Increase in inventories	(304,030)	(109,227)
Increase in prepaid expenses and other current assets	52,878	(49,570)
Increase in accounts payable, accrued expenses and income taxes payable	13,490	75,368
Net cash (used in) operating activities	(286,401)	(73,551)
Cash flows (used in) investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(157)	(4,405)
Capital expenditures	(75,985)	(49,211)
Proceeds from disposal of property and equipment	1,626	3
Proceeds from sale of international operations, net of cash disposed	—	20,556
Net cash (used in) investing activities	(74,516)	(33,057)
Cash flows provided by financing activities:
Repayment of loans, notes payable and long-term obligations	(42,829)	(844,952)
Proceeds from loans, notes payable and long-term obligations	390,505	882,500
Treasury stock purchases	(1,857)	(2,793)
Exercise of stock options	—	3,621
Debt issuance costs	(2,868)	(21,437)
Net cash provided by financing activities	342,951	16,939
Effect of exchange rate changes on cash and cash equivalents	(138)	100
Net (decrease) in cash and cash equivalents and restricted cash	(18,104)	(89,569)
Change in cash classified within current assets held for sale	—	31,628
Cash and cash equivalents and restricted cash at beginning of period*	48,914	119,681
Cash and cash equivalents and restricted cash at end of period*	$30,810	$61,740
Supplemental disclosure of cash flow information:
Cash paid during the period for interest expense	$86,698	$56,748
Cash (received) paid during the period for income taxes, net of refunds	$(42,177)	$5,303

*Includes $1,000 of restricted cash at September 30, 2022 and December 31, 2021 and September 30, 2021. The Company records restricted cash in Other assets, net as presented in the consolidated balance sheets at September 30, 2022, December 31, 2021 and September 30, 2021.

** Stock-based compensation consists of stock-option expense – time-based, restricted stock units – time-based, restricted stock units – performance-based and directors – non-cash compensation, which were shown separately in prior years.

Appendix A - Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of the Company’s non-GAAP financial measures to the most comparable GAAP financial measure.

The following is a reconciliation of gross profit margin to Total Adjusted Gross Profit Margin for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in thousands)
Net sales	$502,191	$510,199	$1,462,616	$1,472,752
Net income	$(372,992)	$(2,789)	$(237,708)	$12,958
Adjusted EBITDA	$2,356	$42,367	$51,587	$155,523

Net income margin	-74.3%	-0.5%	-16.3%	0.9%
Adjusted EBITDA margin	0.5%	8.3%	3.5%	10.6%

The following is a reconciliation of gross profit margin to Total Adjusted Gross Profit Margin for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(Dollars in thousands)	$	$	$	$
Net sales	$502,191	$510,199	$1,462,616	1,472,752
Cost of sales	343,743	326,501	988,188	919,596
Gross profit	$158,448	$183,698	$474,428	$553,156
Total gross profit margin	31.6%	36.0%	32.4%	37.6%

Gross profit	$158,448	$183,698	$474,428	$553,156
Add: Deferred rent	2,373	945	6,569	945
Adjusted gross profit	$160,821	$184,643	$480,997	$554,101
Total adjusted gross profit margin	32.0%	36.2%	32.9%	37.6%

The following is a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative Expenses for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,				Nine months ended September 30,
	2022		2021		2022		2021
(Dollars in thousands)	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues

Selling, general and administrative expenses	178,976	35.6%	163,644	32.1%	504,342	34.5%	468,001	31.8%
Stock-based compensation - employee	1,917	0.4%	1,892	0.4%	5,847	0.4%	4,854	0.3%
Other restructuring, retention and severance (a)	281	0.1%	—	0.0%	994	0.1%	2,620	0.2%
Long-lived assets impairment (b)	425	0.1%	—	0.0%	10,408	0.7%	—	0.0%
Deferred rent (c)	863	0.2%	(41)	0.0%	3,047	0.2%	1,087	0.1%
COVID-19 sanitation and cleaning expense (d)	—	0.0%	—	0.0%	—	0.0%	1,270	0.1%
Closed store expense (e)	745	0.1%	603	0.1%	3,454	0.2%	3,739	0.3%
Loss on sale of property, plant and equipment	—	0.0%	2,687	0.5%	—	0.0%	2,798	0.2%
Merchandise transformation, relocation payroll	216	0.0%	860	0.2%	1,474	0.1%	2,981	0.2%
Corporate reorganization consulting	604	0.1%	—	0.0%	1,808	0.1%	—	0.0%
One-time legal settlement	—	0.0%	—	0.0%	384	0.0%	—	0.0%
Adjusted selling, general and administrative expenses	173,925	34.6%	157,643	30.9%	476,926	32.6%	448,652	30.4%

The following is a reconciliation of net (loss) income to Adjusted net loss (income) and of net (loss) income per common share – diluted to Adjusted net (loss) income per common share – diluted for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(Dollars in thousands, except per share amounts)
Net (loss) income attributable to common shareholders of Party City Holdco Inc.	$(372,992)	$(2,789)	$(237,708)	$12,958
Income tax expense	194,871	388	4,625	7,128
(Loss) income before income taxes	$(178,121)	$(2,401)	$(233,083)	$20,086
Intangible asset amortization	1,527	2,177	4,599	7,008
Amortization of deferred financing costs and original issuance discounts	1,403	1,320	3,969	3,257
Other restructuring, retention and severance (a)	284	—	994	1,967
COVID-19 sanitation and cleaning expense (d)	—	—	—	1,270
Long-lived assets impairment (b)	425	—	10,408	—
Goodwill impairment (f)	133,000	—	133,000	—
Non-recurring legal settlements/costs	—	—	384	—
Stock option expense	49	93	217	310
Loss on sale of assets	—	2,642	—	2,642
Restricted stock unit and restricted cash awards expense – performance-based	686	930	1,999	2,901
Loss on sale of business	—	—	—	3,211
Adjusted net (loss) income before income taxes	(40,747)	4,761	(77,513)	42,652
Adjusted income tax expense (g)	116,426	1,902	92,553	11,966
Adjusted net (loss) income	$(157,173)	$2,859	$(170,066)	$30,686

Net (loss) income per share attributable to common shareholders of Party City Holdco Inc. - Diluted	$(3.29)	$(0.02)	$(2.11)	$0.11
Adjustments per common share - diluted:
Income tax expense	1.72	-	0.04	0.06
(Loss) income before income taxes	(1.57)	(0.02)	(2.07)	0.17
Intangible asset amortization	0.01	0.02	0.04	0.07
Amortization of deferred financing costs and original issuance discounts	0.01	0.01	0.04	0.03
Other restructuring, retention and severance	-	-	0.01	0.02
COVID sanitation and cleaning expense	-	-	-	0.02
Long-lived assets impairment	-	-	0.09	-
Goodwill impairment	1.18	-	1.18	-
Loss on sale of assets	-	0.02	-	0.02
Restricted stock unit and restricted cash awards expense – performance-based	0.01	0.01	0.02	0.04
Adjusted net (loss) income before income taxes	(0.36)	0.04	(0.69)	0.37
Adjusted income tax expense	1.03	0.02	0.82	0.10
Adjusted net (loss) income per common share – diluted	$(1.39)	$0.02	$(1.51)	$0.27
Weighted-average number of common shares – diluted	113,214,670	116,467,755	112,751,523	115,822,121

The following is a reconciliation of net (loss) income to Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,			Nine months ended September 30,
	2022		2021	2022	2021
(Dollars in thousands)
Net (loss) income attributable to common shareholders of Party City Holdco Inc.	$(372,992)		$(2,789)	$(237,708)	$12,958
Interest expense, net	26,926		23,899	74,505	64,229
Income tax expense	194,871		388	4,625	7,128
Depreciation and amortization	15,206		15,433	46,812	50,293
EBITDA	(135,989)		36,931	(111,766)	134,608
Deferred rent (c)	3,235		904	9,616	2,032
Stock-based compensation - employee	1,917		1,892	5,847	4,854
Other restructuring, retention and severance (a)	281	`	-	994	2,620
Long-lived assets impairment (b)	425		-	10,408	-
COVID-19 sanitation and cleaning expense (d)	-		-	-	1,270
Closed store expense (e)	745		603	3,454	3,739
Loss on sale of property, plant and equipment	-		2,687	-	2,798
Merchandise transformation, relocation payroll	216		860	1,474	2,981
Corporate reorganization consulting	604		-	1,808	-
One-time legal settlement	-		-	384	-
Goodwill impairment (f)	133,000		-	133,000	-
Loss on sale of business	-		-	-	3,211
Foreign currency (gains) losses, net	(1,218)		343	(1,746)	(968)
Net gain on debt repayment	-		(1,332)	-	(1,106)
Note receivable	55		33	472	138
Undistributed loss in equity method investments	(915)		(554)	(2,354)	(654)
Gain or loss on sale of PP&E	-		-	(4)	-
Adjusted EBITDA	2,356		42,367	51,587	155,523

Beginning with this report, we will no longer be excluding inventory disposal costs and the impact of COVID-19 costs related to exempt salaried employees from our determination of Adjusted EBITDA, Adjusted net income or any other non-GAAP financial measure. The prior period Adjusted EBITDA and Adjusted net income results that appear in this report reflect the inclusion of such items.

(a)
Amounts expensed principally related to severance due to one-time organizational changes.
(b)
In December 2021, the Company announced the closure of a manufacturing facility in New Mexico that ceased operations in February 2022. As a result, the Company recorded related shutdown charges. In addition, during the nine months ended September 30, 2022, the Company recorded an impairment charge related to certain lease assets and property and equipment. See Note 3, Disposition of Assets and Lease-Related Impairments in Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in the Quarterly Report on Form 10-Q).
(c)
The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay.
(d)
In fiscal year 2021, the expenses consisted of additional one-time store cleaning costs, cleaning supplies such as hand sanitizer, and signage related to Covid-19 restrictions for all retail stores, which were incurred from January through June 2021 due to the evolving governmental requirements that existed during such time period.
(e)
Charges incurred related to closing and relocating stores, as we do not undertake such closures or relocations on a predictable cycle and the charges can vary significantly.
(f)
Goodwill impairment recorded in September 2022 as part of the annual review.
(g)
Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

The table below sets forth a reconciliation from our 2022 forecasted GAAP Net Income to our Adjusted EBITDA:

(in thousands)	Low	High
GAAP net loss	$(199,000)	$(184,000)
Income tax (benefit) expense	(4,000)	1,000
Interest expense	99,000	99,000
Depreciation and amortization expense	65,000	65,000
GAAP EBITDA	$(39,000)	$(19,000)

EBITDA Addbacks:
Deferred rent cost of sales	9,000	9,000
Stock-based compensation - employee	8,000	8,000
Deferred rent SG&A	3,000	3,000
Closed store expense	4,000	4,000
Other restructuring, retention and severance	1,000	1,000
Long-lived assets impairment	10,000	10,000
Other SG&A	4,000	4,000
Goodwill impairment	133,000	133,000
Foreign currency (gains), net	(2,000)	(2,000)
Other	(1,000)	(1,000)
Adjusted EBITDA	$130,000	$150,000

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended September 30,
	2022		2021
	Dollars in Thousands	Percentage of Net sales	Dollars in Thousands	Percentage of Net sales
Net sales:
Wholesale	$390,885	77.8%	$279,634	54.8%
Eliminations	(283,574)	(56.5)	(168,308)	(33.0)
Net wholesale	107,311	21.4	111,326	21.8
Retail	394,880	78.6	398,873	78.2
Total net sales	$502,191	100.0%	$510,199	100.0%

	Nine Months Ended September 30,
	2022		2021
	Dollars in Thousands	Percentage of Net sales	Dollars in Thousands	Percentage of Net sales
Net sales:
Wholesale	$934,142	63.9%	$722,733	49.1%
Eliminations	(630,835)	(43.1)	(425,947)	(28.9)
Net wholesale	303,307	20.7	296,786	20.2
Retail	1,159,309	79.3	1,175,967	79.8
Total net sales	$1,462,616	100.0%	$1,472,753	100.0%

	Three Months Ended September 30,
	2022		2021
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail gross profit	$132,572	33.6%	$161,822	40.6%
Wholesale gross profit	25,876	24.1	21,876	19.7
Total gross profit	$158,448	31.6%	$183,698	36.0%

	Nine Months Ended September 30,
	2022		2021
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail gross profit	$404,090	34.9%	$478,565	40.7%
Wholesale gross profit	70,338	23.2	74,591	25.1
Total gross profit	$474,428	32.4%	$553,156	37.6%

PARTY CITY HOLDCO INC.
OPERATING METRICS

	For the Nine Months Ended September 30,		Last 12 Months
	2022	2021

Store Count
Corporate Stores:
Beginning of period	759	746	754
New stores opened	7	9	8
Acquired	1	6	5
Closed	(6)	(7)	(6)
End of period	761	754	761
Franchise Stores
Beginning of period	72	85	76
New stores opened	—	—	—
Sold to Party City	(1)	(6)	(5)
Closed	(2)	(3)	(2)
End of period	69	76	69
Grand Total	830	830	830

	Three months ended September 30,
	2022	2021
Wholesale Share of Shelf (a)	79.2%	80.2%
Manufacturing Share of Shelf (b)	25.8%	28.2%

	Three months ended September 30,
	2022	2021
Brand comparable sales (c)	-3.2%	7.5%

(a) Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.

(b) Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.

(c) Party City brand comparable sales include North American e-commerce sales. Comparable store sales growth represents the percentage change in sales in one period from the same prior year period for company-operated stores open for 13 months or longer.